Form C

Cover Page

Name of issuer:

VL ENGAGE INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 1/1/2016

Physical address of issuer:

1200 W. SHERWIN AVE.
#3-A
Chicago IL 60626

Website of issuer:

http://vlgroup.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

12/24/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$2,689,615.00	$3,544,673.00
Cash & Cash Equivalents:	$79,220.00	$106,094.00
Accounts Receivable:	$113,325.00	$922,624.00
Short-term Debt:	$361,364.00	$1,465,093.00
Long-term Debt:	$1,061,261.00	$0.00
Revenues/Sales:	$1,020,206.00	$2,591,743.00
Cost of Goods Sold:	$550,004.00	$1,289,791.00
Taxes Paid:	$0.00	$0.00
Net Income:	($812,591.00)	($166,544.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

VL ENGAGE INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Mark Paulson	Angel Investor/Professor	Bridge Avenue Partners	2006
Nathan Jarvinen	Investor	Capstone Partners	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
J Anthony Miguez	CEO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Mark Paulson	1,742,373 Common Stock	21.49
Nathan Jarvinen	5,162,246 Common Stock	63.66

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Profitability. There is no assurance that we will be profitable in 2017 and through 2020 which may negatively impact our ability to service our debt obligations.
>
> Future fundraising may affect the rights of investors. In order to expand, the company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital-raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company.
>
> Consumers may not want our services or our products or not be willing to pay enough for the services. We will only succeed (and you will only make money) if there is sufficient demand for our offerings and projects. Consumers must think we are a better option than competitor products and priced at a level that allows the company to make a profit and still attract business.
>
> The company may need more money. We might not sell enough securities in this Offering to meet our operating needs and fulfill our plans, in which case we might cease operating and you will get nothing. Even if we raise everything we are looking for, we might need to raise more funds in the future, and if we can't get them, we might fail. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being less valuable, because later investors might get better terms.
>
> We rely on third parties for monetization of our products. We rely on third parties such as advertising agencies, licensing groups and consultants for the monetization of our products. Although we have strong relationships with some of these partners, others may give more time and attention to other partners who are better funded or better known.

Economic Impact. Declines in general economic conditions and the resulting impact on consumer confidence and consumer spending, could adversely impact our results of operations. Our financial performance is subject to declines in general economic conditions and the impact of such economic conditions on levels of consumer confidence and consumer spending. Consumer confidence and consumer spending may deteriorate significantly, and could remain depressed for an extended period of time. Brands targeting consumers may reduce budgets associated with our products and services.

Competition. The Company's competitors may develop products or services that are similar to the Company's products and services or that achieve greater market acceptance than the Company's services. This could attract users away from the Company's website and reduce the Company's market share.

Industry Dynamics. We operate in a rapidly changing industry. Technological advances, the introduction of new products and new design and manufacturing techniques could adversely affect our business unless we are able to adapt to the changing conditions. To remain competitive, we must continue to incur significant costs in product development, people and invest in working capital. These costs may increase, resulting in greater fixed costs and operating expenses.

Projections: Forward Looking Information. Any projections or forward looking statements regarding our anticipated financial performance are hypothetical and are based on management's best estimate of the probable results of our operations, and will not have been reviewed by our independent accountants. These projections will be based on assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from such projections, and such variances may be material. Any projected results cannot be guaranteed.

Control by Majority Stockholder. Nathan Jarvinen, our Chairman, prior to this offering holds a majority of our common stock. Therefore, investors will not be able to control our management.

Management Discretion as to Use of Proceeds. Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Risks of Borrowing. We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

Label Content. We rely on our relationships with the music labels to have access to the content we deliver to our clients. The labels may at some time on the future decide to terminate this relationship or they may make the continued use of the content commercially unviable.

Technology Platform Risk. The VLG platform relies on third parties for hosting and streaming capabilities. These third parties are subject to downtime which would impact our ability to service our clients. These third parties may also at some time on the future decide to terminate this relationship or they may make the continued use of the content commercially unviable.

Cyber Security. As a technology company VLG is potentially subject to cyber attacks which may reduce our ability to operate or cause harm to our system or those that support our clients.

Talent. We rely on talent, whether employees or contractors, with specialized expertise in music, music business operations, technology, and more. If we are unable to attract or retain talent, the company could be adversely affected.

The holders of the SAFEs may not have control over when the SAFEs are converted into preferred stock.

The SAFEs will be converted into shares of our preferred stock upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than preferred stock or other securities. In addition, if the SAFEs are so converted, the holders will lose any rights and preferences of the SAFEs that are not included in the terms of our preferred stock.

We are under no obligation to convert the SAFEs into preferred stock. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes and other securities convertible into or exchangeable for preferred stock, the SAFEs do not have any "default" provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into preferred stock, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

Some of our officers only work part-time

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: The minimum fundraise target of $100,000 will help accelerate and complete the development of our technical assets and initiate our sales and marketing plans.

- Hire sales leader, refine and execute comprehensive sales plan, including the development of channel sales relationships
- Launch lead generation campaign to support sales teams, both internal as well as channel
- Launch website

If we raise: **$250,000**

Use of Proceeds: Our fundraise target of $250,000 will help us launch our enhanced sales and marketing plans and provide us with a platform for accelerated growth.

In addition to the above:

- Further support sales by introducing referral and affiliate style programs that yield inbound traffic and revenues
- Public relations

If we raise: **$500,000**

Use of Proceeds: Our maximum fundraise target of $500,000 will help us accelerate the introduction of enhanced products and features.

In addition to the above, we will focus on enhanced features, functionality, and a ubiquity that helps position Frunes as a promotional and end-user media of choice:

- User-generated, limited edition (celebrity, etc.)
- Enhanced customization, community sharing and trading
- Emphasis on specific users (music, speeches, sermons, non-music content)
- Enhanced data analytics
- Ads

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount

early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.

6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
Preferred	2000000	0	Yes
Common Stock	10000000	8494555	Yes
Other			

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	778,500

Describe any other rights:

These options have been set aside for talent acquisition and retention. None of the preferred stock has been issued and there are no differences in preference or voting rights between Common Stock and Preferred Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the

Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Creditor: Nathan Jarvinen $96,143.46 8% Note maturity N/A, Signed 3/3/2009
Creditor: Nathan Jarvinen $991,925.80 8% Note maturity N/A, Signed 8/30/2016
Creditor: Mark Paulson $105,282.74 8% Note maturity N/A, Signed 10/8/2016

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2016	Section 4(a)(2)	Convertible Note	$991,925	General operations
10/2016	Section 4(a)(2)	Convertible Note	$105,282	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

These principal owners hold these debts in VL Engage:
Creditor: Nathan Jarvinen $96,143.46 8% Note maturity N/A, Signed 3/3/2009
Creditor: Nathan Jarvinen $991,925.80 8% Note maturity N/A, Signed 8/30/2016
Creditor: Mark Paulson $105,282.74 8% Note maturity N/A, Signed 10/8/2016

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
VL Engage ("VLG") is a growing provider of business-to-business content delivery technology and related services. We enable the delivery of streaming and downloadable music through third-party products, brand promotions, services that deliver or sell music, and more. We leverage our proprietary technology and a deep expertise and relationships with record labels and artist managers to help companies of varying sizes manage the complex process of securing content rights, storage, delivery, and reporting, while providing additional strategic, creative, and related services that assist them with the implementation and management of their ideas.

These solutions are enabled primarily by our first product, a cloud-based technology platform called RhymbaTM. The platform facilitates the delivery and reporting of content via an Application Programming Interface (API) and Software Development Kits (SDK's). Historically, our revenue came from two primary sources, Platform and Services. Platform revenue, which includes bandwidth, support and other related services, is a growing area of our business and represents—alongside proprietary products— the strategic emphasis of our business going forward. Total platform revenues in 2015 and 2016 were $1,268,466 and $1,087,352, respectively. Creative services revenue declined from a peak of $4,367,000 in 2012 to $426,000 in 2016. Creative services revenue represented 28% of our business in 2015. We expect this percent of revenues to decrease over time as we introduce new products—our second primary source of revenue going forward—and from organic growth of the platform business.

In mid-2017 we will introduce our second proprietary product, called FrunesTM. We expect the revenues from this product to significantly increase the service revenue experienced during our first 10 years of business yet at a much lower cost of service. Additionally, we expect our cash flows to significantly improve as this product allows the company to accrue revenues and cash receipts much earlier in the process of providing services. With the platform, proprietary products such as Frunes make up our two primary sources of revenue going forward and emphasize our growing IP portfolio.

History
VLG, originally founded in 2003 as Amarone Partners, LLC, d/b/a "VerveLife", voluntarily dissolved on March 10, 2017 and granted all assets to VL Engage, Inc. ("VLG") and is no longer a reporting entity. The Company's focus for most of its history was to partner with agencies and brands to deliver a range of custom and turnkey music solutions for its clients, including more than twenty-five Fortune 500 companies such as Coke, Kellogg's, General Mills, Pepsi, Mead and Sony. The company earned dozens of industry awards during that time and became regarded as a leading expert on music and marketing. In 2011, the Company acquired a music technology company, including its employees, music catalog, and recurring revenue customers—and began the evolution of its technical architecture that has emerged as a preeminent platform for streaming music and downloads, as well as other forms of digital content. In 2016, the company received patent #9,270,724, A SYSTEM AND METHOD FOR CONTENT STREAMING WITH FEATURE DETECTION, and follow on patent #9,621,609 in 2017.

As we have evolved since 2003, we had the following key milestones in the development of our business while accruing more than $23 million in revenue:

- Twice voted One of America's Top 100 Tech Companies - Red Herring Magazine, Chicago Sun Times.
- Acquired the assets of a leading platform technology company.
- Our founder was twice voted "40 Under 40" for his work with VLG and its groundbreaking technology - Crain's, Venture Insider.
- More than two dozen marketing and technology awards including the prestigious CIDM Best-In-Class award for Body By Milk featuring Taylor Swift in more than 200,000 schools.
- Patent #9,621,609 received for content streaming and security.

The next step in our evolution is to acquire the financial resources to successfully launch our second proprietary product (Frunes), and to continue the development and monetization of our valuable IP portfolio which includes a number of opportunities related to our streaming patents.

Business Risks - the following trends or uncertainties could affect our financial condition going forward:

Economic conditions - declines in general economic conditions and the resulting impact on consumer confidence and spending could adversely impact our results of operations. Our financial performance is subject to declines in general economic conditions and the resulting impact on levels of consumer confidence and consumer spending.

Demand for our services - consumers may not want our products and services or become unwilling to pay enough for them. We will only succeed (and you will only make money) if there is sufficient demand for our products and services. Consumers must to continue to believe that we are a better competitive option and are priced at a level that allows the company to make a fair profit.

Competition - our competitors may develop products or services that are similar to or better than our products and services or that achieve greater market acceptance than ours.

Technology - we operate in a rapidly changing industry. Technological advances could adversely affect our business unless we are able to adapt to the changing conditions. To remain competitive, we must continue to incur costs in product development and people. These costs may increase, resulting in greater fixed and operating expenses.

People - we rely on talent, whether employees or contractors, with specialized expertise in music, music business operations, technology, and more. If we are unable to attract or retain talent, the company could be adversely affected.

Access to capital - the company may not raise enough capital in this Offering and any future Offerings to meet our operating needs and fulfill our going-to-market initiatives, in which case we will not be able to accrue the expected benefits from the initiatives, thereby putting at risk the viability of the company.

A more complete list of risks can be found in the Company's financial disclosures.

Use of proceeds - we expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company, in addition to the capital required to pursue the delivery of our next product. The requirements for delivery of this product may include the development of a website, hiring salespeople, and marketing the product to prospective customers.

Although the proceeds of this offering are not necessary to the viability of our business, they will be integral to developing Frunes, a product which we believe will play an important role in the Company's continued shift toward proprietary products and monetizing its intellectual property. We believe this product and others which are currently or will be in development will:

- Increase revenues

- Expand and diversify customer base

- Improve cash flows

Liquidity
Our cash held as of December 31, 2016 was 36% less than cash held as of the same date in 2015. This decrease resulted primarily from an increase in continued platform investment and a reduction in our services business. Total cash on hand as of April 30, 2017 is $70,884, an increase of $19,251 over the previous month. Our monthly cost of goods sold and operating expense has averaged $121,000 over the last 12 months and we broke even in May 2017. If we raise the minimum of $100,000 that should provide enough capital for at least 36 months of business operations.

Cash provided by operating activities - Net cash provided by operating activities consisted of net income adjusted for certain non-cash items including depreciation and amortization, bad debt expense, stock-based compensation, as well as the effect of changes in working capital and other activities.

Capital Resources
We have financed our operations through private sales of common equity, issuances of convertible debt, other debt securities, and internally generated positive cash flow. The financial statements state that 8,109,180 shares were outstanding as of December 31, 2016, however, the issuer provides that there are currently 8,494,555 shares of Common Stock outstanding. This discrepancy is due to several note holders that converted to shares in 2017. Additionally, the financial statements identifies $3,178,078 received from the sale of stock in 2015 which accounts for note conversions during that year.

Historical Results of Operations - Our total revenue decreased by $621,822 from the prior year to $1,513,288** million in the year ended December 31, 2016. This decrease was primarily driven by our continued shift to a more scalable, high-margin business model and a resource focus on continued IP and platform development. Offsetting this decrease in revenues was a decrease in operating expenses. Our operating expenses in 2015 were $1,344,546, while operating expenses for 2016 were $1,155,040, a 14% decrease. Our current 2017 operating expenses estimate is approximately $525,000, a further 55% reduction.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming fiscal years, due to the full realization of our cost cutting measures, new organic customer growth, and the introduction of new products, including Frunes — and the ongoing development and further commercialization of our IP portfolio. We also expect our cash flows to improve over the balance of 2017 and into 2018 as sales of Frunes come online.

**In 2016, AEG and UMG renegotiated ambiguous terms of their contract to require
payment for redeemed albums, only. The net result was that the Company's technology revenue derived from digital downloads in 2015 was overstated; and, after an offsetting credit was issued, that revenue in 2016 was understated.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://vlgroup.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES


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Taylor Swift to Tiesto: VLG's Growing Platform Powers The World's Hottest Music.
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Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future shares in VLG. If you invest, you're betting the company will be worth more than $5M in the future.

INVESTOR PERKS

$150+ Your name (and picture, if you wish) featured in the investor Thank You section of our new site as one of the first investors in and supporters of Frunes.

$250+ A high-quality, limited edition "Investor" t-shirt featuring the first minted Frune along with your investor number.

$475+ A commemorative gold-edition, sequentially-numbered Frune, representing the first mint run, delivered in a beautiful display case.

$1,000+ The chance to be featured in various media and PR materials as a supporter of VLG, Frunes, and equity crowdfunding.

$4,500+ Receive a Gold Frunes investor card and 3% in instant cash bonuses for new customer referrals.

$10,000+ Receive a Black Frunes investor card and up to 7% in instant cash bonuses for new customer referrals.

$25,000+ Receive a limited edition, custom framed print, featuring 4 Frunes, each with embedded NFC technology so that you can stream the music from your in-home music system by touching your phone to the artwork. Quantity will be limited to the number of $25k+ investors plus only a few more for partners.

"Millions of times every day, people experience music delivered by VLG. You're likely to know the brands like Shazam, Coke, Sony PlayStation, IMVU, and Billboard Magazine, or the places, like in thousands of restaurants and retail stores across America, but VLG has been the trusted technology behind many of the world's most recognized brands and apps where music is experienced today - to the tune of more than 30 million streams per month and nearly 2 billion music downloads.



J. Miguez
CEO, VLG

OUR AMBITION

VLG has an aggressive plan to deliver music to more partners, and through more channels, than ever in our history. We will be monetizing our growing IP portfolio and introducing new products. In fact, we're announcing our next product, called FrunesTM, right here on Wefunder. With costs in line and recurring revenue of nearly $85,000 per month, VLG aims to solidify its position as the premier provider of music technology solutions to the growing list of brands and entrepreneurs who need them.

KEY FACTS

- Twice voted One of America's Top 100 Tech Companies
- More than $23 million in revenues since inception
- Patent #9,621,609 received for content streaming and security
- Founder was twice voted "40 Under 40" for his work with VLG and its groundbreaking technology - Crain's, Venture Insider
- More than 2 dozen marketing and technology awards including the prestigious CIDM Best-In-Class award for Body By Milk featuring Taylor Swift in more than 200,000 schools

vlgroup.com

MUSIC MARKETING B2B API ADVERTISING ADVERTISING API B2B TECH ENTERTAINMENT SOFTWARE MEDIA

WHY I LIKE VLG

I've been an investor in VLG going back to its early days as VerveLife. I recently joined the company as a Board Member and the CFO to assist in the launch of a new product I believe will capture the imagination of music lovers (and Brands) worldwide - and to aid in commercialization of a revolutionary patent. I'm excited to be working again with a dedicated and incredibly talented team - and Justin, the company's original founder and long time friend.



Mark Paulson

FORMER PARTNER: A.T. KEARNEY & ACCENTURE

THE BUZZ ABOUT VLG

Justin Jarvinen looks for solutions through different lenses. He is an extreme thinker and has a passion for all things clever. Thumbs up.

David Burke

Celebrity Chef

Justin has a keen entrepreneurial approach to solving marketing challenges for power brands. His vision begins with a solid understanding of the brand's ecosystem – starting with the core essence, then moving on to its consumers, and ultimately to understanding the consumer's passion points in music and entertainment. His innovative ideas truly create meaningful and authentic emotional connections with consumers. I can't imagine not working with Justin when it comes to brands and entertainment.

RAUL RUIZ

Sr. Brand Manager at Modelo Especial

Core Business: Large-Scale Music Campaigns for Consumer Brands

Established a reputation as strategic and creative - became the go-to resource for all things music to global brand marketers.

VLG built a multi-million dollar brand and became regarded as the premier B2B provider of digital music creative, licensing, and content delivery services. We've aggregated labels like Universal, Warner, Sony--among many others--onto a single platform so that major brands could use music for their events, promotions, and applications. We've established long-standing relationships with the very best brand marketers in the world.

Some of our customers

$23 Million

Strategy & Music Services
Revenue Since 2005

"When I think of Justin, he is the kind of person you want to talk with, and get to know when you have a big idea or vision, but just don't know how to translate it into something tangible. I had the distinct honor, and pleasure to work with Justin and the great team he assembled a few years back. We had a vision of how music could be a transformative force in the fast food industry, we just didn't have the "know how's" nor "know who's" to make our thought a reality. We shared our vision with Justin, and he was off to the races. Justin always positive can-do attitude is infectious, and it spurs him and others to accomplish great things. Above all, Justin is just a sheer pleasure to know, he is truly the epitome of "good people".

– Mike Johnson: Director of Marketing, Carlisle Corporation

Next Up: Evolving to Scalable Music Rights Platform

Successful services business embraces its music API and powers the next generation of music experiences.

VLG has earned more than $23 million since inception and we're now fully embracing a technology platform that will enable the delivery of music through any application: from autonomous vehicles to social networks, hardware, IoT, and more.



Rhymba™: API for Music Rights

Rhymba™ makes it easy for any company - startup or bluechip - to acquire rights and deliver music to its customers. When the alternative is massive investment in infrastructure, music rights, storage, and more, VLG's RhymbaTM music delivery platform is an invaluable resource to the next generation of music experiences.

$85,000
Revenue / Month

25M
Tracks Streamed / Month



FRUNES
STICKERS THAT ROCK
PEEL • SCAN • STICK • JAM

Frunes™: Branded Collectible Stickers

Frunes™ are stickers that magically stream music. With the release of Apple's iPhone 8 in September, FrunesTM will stream music playlists and your brand's messaging to more than 600 phone-types by simply holding your phone near the sticker. FrunesTM will be the hot new promotional product for years to come.

$7.4 B
Addressable Market Size

79%
Gross Margins

> Creativity is connection. In a moment, we hope to inspire and motivate our audience. We strive to produce a bond that is both simple and powerful. Modern life pushes the juxtaposition of the tangible and digital in everything we do. Frunes has the ability to bring self-expression, creativity and a true connection between a brand and their audience to the next level.
>
> – Brett McCall, Executive Creative Director, SVP, Partner - Fleishman-Hillard

Customers of New Products:

Rockbot provides the audio environment for an array of social settings (bars, gyms, restaurants, etc.) through a digital jukebox-like app experience. VLG's API powers Rockbot's digital music streaming.

Shazam operates music download giveaways tied to major events such as the GRAMMY Awards, as well as promotions for its various brand sponsors. Previously, they linked out to specific music stores for this functionality, incurring higher operational expenses.

ethr Music allows users to listen to the same music friends, influencers, or celebrities are listening to, at the same time. The collaborative listening service fills a gap left by current social media platforms—live music engagement through an in-app experience.

> VL Group is a trusted and valued partner to Shazam and has fulfilled custom content delivery solutions in connection with some of our highest-volume campaigns, including the GRAMMYs and the Super Bowl. The custom CMS that VL developed allows for easy management and global scale of our promotional programs.
>
> – Anna Nguyen: Director of Account Management, Shazam

Our Partners

VLG enjoys relationships with every major record label and dozens of independents, representing more than 20 million tracks. Combine our breadth of music with our deep technical expertise and VLG is poised to be a major player in the future of music.

WARNER MUSIC GROUP

SONY MUSIC

The Orchard

Milestones Past and Future

VLG Founded

VLG is founded by noted entrepreneur Justin Jarvinen, based on software that enables a computer to stream music whose beats-per-minute correlate to a desired run pace or heart rate.

October 2003

Michelob ULTRA

First Customer: Michelob Ultra

VLG's first customer, Michelob Ultra signs first-of-its-kind promotional deal that enables consumers of the healthy beer brand to download custom music playlists based on their desired workout intensity. "Ultramix" earned the company its first major industry award.

March 2004



Award Winning Campaigns

VLG signs Taylor Swift to its multi-award winning campaign for Body By Milk and earns a total of 9 major awards for notable brands such as Mead, Schick, Coke, and Gogurt among others.

June 2006

20 Million Tracks

Catalogue of music tracks hosted by VLG surpasses 20 million. All major and most independent labels are represented.

June 2009

First Acquisition

VLG acquires AppliedSB and bolsters its Rhymba technology platform.

Octoer 2010

50,000 Streams / Second

VLG surpasses 50,000 music streams per second and records its Billionth download code delivered to brand customers.

March 2015

Patent #9,621,609

Awarded patent #9,621,609 for System And Method For Content Streaming With Feature Detection.

December 2016



Launch Frunes

VLG will launch Frunes TM , a collectible sticker that enables brands to offer custom streaming stations, with interactive ads, and real time engagement analytics. The content can be streamed to any mobile device without the need of a native app

August 2017

Frunes Expansion

VLG will surpass 10 million Frunes TM sold via its CPG customers as well as the relationships it has established in the ecommerce community, apparel retailers, promotional agencies, and more.

August 2018

VLG launches its next product.

August 2018

LET'S POWER THE MUSIC INDUSTRY TOGETHER!

No one I've ever met doesn't love music. In fact, right up alongside water - and maybe coffee - music is something people say they can't live without. VLG began its life in 2003 creating incredible, award-winning experiences for large global brands. We brought the appeal and power of music to consumers through the brands they purchased every day. Today, we enable those brands - as well as agencies, entrepreneurs, and companies - to bring their own innovative music ideas to life.

The future is bright for VLG. We're grateful to our Wefunder investors for helping us accelerate our mission: to be the leading provider of B2B music services to the people and companies looking to make music more accessible, fun, and shareable. The music industry is entering its next phase and VLG is poised to serve a new generation with big, data-driven ideas and flawless execution.

We've invested considerably in our technical platform. Our costs are in line. We have nearly one hundred thousand in monthly recurring revenue, and we are expecting to be profitable this year with a clear and exciting plan for the future. Our brand relationships are in support of our mission. All the pieces are in place.

So, let's equip this rocket ship with some new speakers and turn it up to eleven, shall we?

With gratitude,

J Miguez
CEO, VLG

MEET THE FOUNDERS



J. Miguez

CEO

Starting + accelerating companies for 18 years. Love solving problems, building strategies and hanging out with passionate founders.



Justin Jarvinen

Founder and Advisor

Justin is a successful serial entrepreneur, founder of VLG, and noted innovation practitioner. Justin advises VLG's board and is investing in this campaign.

AND THE REST OF THE TEAM



Scott Zarcensky

Senior Developer



Chip Conklin

Developer



Justin Rodriguez

Developer



Nate Jarvinen

Executive Chairman



Mark Paulson

CFO

Mark is one of the original investors in the company. In October 2016, he joined the Board and assumed as CFO. He has been a successful management consultant for the past 40 years.



Darin Groves

Director of Operations



Philip Kalmes

Senior Developer



Richard Hebert

Lead, Creative & Product



Sabrina Marlbrough

DevOps Manager

DETAILS

– COLLAPSE ALL

Who is VLG?

VLG is a content delivery platform that enables a full spectrum of music delivery and management solutions to a host of different business customers, including large agencies, brands, music companies, large companies that use music, and music startups. The company is about 14 years old and was founded as a music-focused marketing technology company that delivered large scale campaigns to global brands like Procter & Gamble, General Mills, and Quaker Oats, to name a few.

In 2011, VLG acquired a company called AppliedSB. The acquisition brought all technology for VLG in house giving us total control over two distinct offerings: The first was the technical platform and the other provided campaign strategy and creative services for brands and agencies.

Since 2016, our focus at VLG has been to focus on the technology side of the business.

What service are you providing your clients?

You know when you plug your lamp into the outlet and the lights go on? That's the simplest way to describe what we do with music. We're the outlet. On one side we have all the music companies - record labels, management companies, independent artists, etc. They all have legal contracts and content they'd like to distribute. On the other side we have the lamp companies and the end users. We're the platform that enables companies, whether they're brands with big promotional budgets, companies who require music such as restaurants, retail shops or car companies, or startups who have fresh new music ideas. We're the outlet that makes it easy for them to get access to the music. We'll secure the content, deliver it, report what's been listened to, and pay the labels. Can you imagine if you had to build your own infrastructure to get electricity to your house?

So, VLG offers anyone who needs music as part of their brand experience or product the ability to tap more than 20 million tracks in a SaaS-style model that makes the process considerably easier than the alternative: going out and securing all your own label deals, building your own delivery system, storing the content, and the ongoing royalty reporting and payments headache. That's what companies like Spotify do and there aren't many companies like Spotify who are willing or can justify the enormity of the expense of doing that.

So, I guess one way to answer that question is by saying we're Music-as-a-Service. If you are a brand or a company who needs music, then VLG is the one partner you can tap to manage everything that's required - all the way up to and including the outlet, our API.

Who are some of your clients?

Like I mentioned earlier, we've worked with some incredible brands and agencies over the years. But we also have some super cool clients too. I'll introduce a couple of those.

Rockbot is a San Francisco based startup that's also been funded by Universal Music Group. They are transforming the on-premise listening experience so that when people go into a Rockbot venue and have the Rockbot application, they can vote on what songs are coming up. It allows you to participate and crowdsource a playlist for that venue based on feedback from other people there at the time. We think Rockbot is an awesome example of innovation in music.

We also provide the music for IMVU, on a worldwide basis. IMVU is an avatar-based chat environment where avatars can meet each other, socialize, and talk in a variety of spaces. Music is a key component of the IMVU chat experience, and we provide the ability for their users to purchase tracks and play tracks in the virtual rooms. IMVU streams between 25 million and 30 million songs a month and we see incredible upside with this exciting client.

We provide promotional streaming and download solutions to Shazam. Shazam is a service that can identify music, movies, advertising, and television shows, based on a short sample recorded by the microphone on your phone. Shazam is using VLG's in-app streaming technology in conjunction with promotional campaigns for its leading brand clients. We first met Shazam when they first launched and were available on Motorola phones, so it's amazing to watch how they've grown over the years.

How does your business model work?

Our business model is actually quite simple: We're Music-as-a-Service. So, not unlike other cloud-based software you're familiar with, ours delivers the music and provides all the other required services you need to make your product or idea work. Our monthly fees are the costs to deliver and manage the content you need.

Of course, we offer additional services that can be purchased as needed. And we can even deliver your entire product if you ask us to! But, like I said a bit earlier, the bulk of our business is our platform and our proprietary products.

How do you determine what to charge clients?

We're here to make things as easy for our customers as possible. So while the music industry is incredibly complex, we know what all the costs are and we're able to present our customers with clear and easy to manage pricing.

And so, to answer your question, there's the price of content, legal, rights management, storage and bandwidth, reporting, and many more requirements that go into a successful program. Without getting into how the sausage is actually made, I think it's most important for a customer to understand that we do all of it and make it all available in a simple monthly fee style model.

You shifted the business focus a year ago. How is it going so far?

Shifting to focus on our streaming technology and proprietary products is already proving to be the right move. The difficult decisions we've made over the past few years, and last year in particular, are playing out as well as we could have hoped. For example, we're well on our way to profitability. That's quite a change from the large loss we experienced last year. On a cash flow basis, we're about break even, so just a little organic growth puts us in positive territory. Our next new product really starts to accelerate our growth. So yeah, I'd say it's going pretty well so far.

How do you acquire new customers?

We've been blessed over the years with incredible brand relationships. All the great work we did in our services oriented business is translating nicely to the platform business. But that's also what will enable our new products like FrunesTM. Frunes is a music product we'll be taking right back out to the same brands we've done so much business with in the past.

Hackathons have also proven to be a good model as we continue to educate the next generation of developers. And we get quite a few referrals from the record labels as they get approached by various brands, agencies and entreprenuers.

But importantly, one of the main reasons we decided to engage investors through this Wefunder campaign is to get more proactive with our outreach. You'll start seeing us at more events and in more press. Not music events necessarily, but at industry events where there's a big and obvious need for music - like autonomous vehicles - where VLG can present itself as the thought leader in the space. We have a comprehensive plan that we've already begun implementing.

Who are your competitors?

When you look at our competitors in terms of where the money flows, you have companies such as Google, Amazon, and Apple who are making their music applications available to consumers and brands through apps and physical products. They've invested considerably in their platforms but wouldn't be considered as being on the bleeding edge. Their focus is really on being maintstream consumer music products.

Companies like MediaNet and 7 Digital provide similar B2B music delivery services, so they'd likely be considered our closest competition. MediaNet, for example, powers music stores and online listening experiences for radio stations as well as brand marketers, and began offering strategic and creative services not long ago. We see this as validation of the sizable opportunity in front of us.

VLG has positioned itself uniquely where those large players aren't really able to. We're the engine behind the next generation of music experiences. So, the apps, social networks, autonomous vehicles, IoT hardware, gaming... really, any fresh new music idea now has a partner they can go to to tap the entire music business, and there aren't really any players out there doing just that, right now.

How do you see the music industry likely evolving?

Well, we're obviously very excited about our future. We feel like the next generation of music experiences are going to start coming online and they're going to be incredible! We'll be right there to help make them a reality.

Enjoying music is going to become more personalized with technical advancements like AI and smarter matching algorithms. People are going to have more time to enjoy music while traveling, leading to innovations in in-car entertainment. The blockchain is going to introduce new ways to facilitate transactions and manage contracts, making the process less expensive for everyone. Real time innovation and experimentation is going to take off, so you'll see a lot more choice as a consumer. And I'd be remiss if I didn't mention the fact that large brands collectively control more than four hundred billion dollars in annual marketing money. They're going to continue to seek out awesome strategically aligned music ideas that move the needle.

I could go on and on about the opportunity in front of us, but needless to say, it's quite significant and we're eager to get on with it.

What numbers are you studying to determine success or progress?

A new product is typically borne out of a direct customer request, evaluated within the context of a general market opportunity, tested, iterated, and so forth. Our roots are hard core innovation and we're quite good at recognizing when we have anything from a simple feature to a whole new product. But we're very metric and data driven. So, we're always looking for insights and data that drive innovation on our platform.

But in the business, we're looking for ways to improve how we make money, plain and simple. One way is to improve the customer experience and the other is through straight up, old fashioned selling. With the combination of new products and really our first emphasis on marketing and lead generation, a key performance indicator will be revenues and net revenues. We've invested in the product and now we're ready to embrace revenues and profitability as two of our primary KPI's.

How much money did VLG make last year?

Last year as we completed our transition to the platform business, we generated just North of $1 million in revenues. Today, we are running about $80k to $85k in revenue per month and are close to breakeven with an expectation of profitability this year.

What are your goals for the immediate future? ^

Our plans, while generally conservative in nature, call for pretty extraordinary growth over the foreseeable future. Think about it: We've invested in our platform. It's built and running some fantastic customers. We have recurring revenues of more than $80k per month. We've stripped out most of our costs and will eliminate a few more over the coming months. We have an exciting new emphasis on marketing and sales. And we have the first of several new products about to come online. You'll be hearing alot more about VLG.

What intellectual property do you hold? ^

We received a patent last year, and a follow-on this year, that allows us to do some novel things with our streaming technology. It prevents piracy of digital content and optimizes the experience based on the device that's receiving it. Our patent has received quite a bit of interest from some big players, primarily large media and hardware companies. I don't want to underplay the value we see in the patent, but it's a bit too much to get into here.

But that's just part of what we see as a growing IP opportunity. So, in addition to monetizing the patents, we also have our first product, the RhymbaTM technology platform, FrunesTM, and other new products we'll be introducing over the next couple years. We're really focused on building on our thought leadership position and that means adding to and monetizing our growing IP portfolio. We were among the first companies in the digital music space and we believe now is the time to make our move.

What things worry you the most about the future of the company? ^

There are a handful of things that would worry any CEO of a business and sometimes they keep me up at night too. I'm really focused on making sure we maintain a position as thought leaders, so we're at the table when important issues, like use of the Blockchain, are being discussed and implemented. We'll diversify into more content types. Things like that.

But I'm also focused on ensuring we're well positioned to quickly tackle any challenges that might come up. That's why maintaining our current model and cost structure is important. Developing internal products is important too because it taps the same customers we've been successful with in the past and de-risks any dependencies we might have had on other, younger companies.

Who is on the VLG team? ^

J Miguez
I'm VLG's CEO. I've been working with startups for the past 18 years and ran strategy for a venture capital group during the dot.com run-up in the late 90's. I was also the managing general partner for a $50 million private equity-focused fund. Two years ago I joined VLG and have been its CEO for almost two years now.

Justin Jarvinen ("JJ")
Justin founded VLG and was its CEO during its first 8 years or so. His ideas played an important role in the early days of the digital music industry. He has since launched and run other really innovative companies and is an investor in several startups. We've been very fortunate over the last year to have Justin re-engaged: as an advisor providing strategic leadership, but also with his creative brain. He has incredible ideas and is always a few steps ahead of everyone else. Justin developed Frunes for us, as an example.

Mark Paulson
Mark Paulson is one of the original investors in the company. In October 2016 he joined the Board of Directors and also assumed the role of CFO. Mark's been a successful management consultant for the past 40 years, specializing in business and marketplace strategy. He's founded and led two start-up companies and also taught graduate level business strategy. Mark is an active investor and avid boatsman.

Development Team
We are fortunate to have a first-class programming team that leads the effort in anticipating technology trends and implementing enhancements to our music delivery platform.

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1. Profitability. There is no assurance that we will be profitable in 2017 and through 2020 which may negatively impact our ability to service our debt obligations.

2. Future fundraising may affect the rights of investors. In order to expand, the company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital-raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company.

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J. Anthony Miguez

CEO of Leading Music Technology Company, Serial Entrepreneur, Seasoned Business Consultant

VL Group • Northern Illinois University

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